Exdhibit 99.1

The following is a transcript of remarks given to Internap employees by James DeBlasio and others on October 17, 2006:

INTERNAP NETWORK SERVICES CORPORATION
Employee Meeting

Jim DeBlasio: Thank you. Good morning, everyone. I’d like to thank all of you for joining us today as we update you on some exciting news, and before I get into my prepared remarks, I’d like to turn the call over to Dorothy An, our Chief General Counsel, for some introductory statements.

Dorothy An: Thanks, Jim. I'd like to start by reminding everyone on today's call that the call will contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, among others, statements regarding future financial position or performance, business strategy and prospects, projected level of growth, projected cost and expense and projected profitability of Internap and/or Internap combined with VitalStream, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectation of Internap and members of our management team, as well as the assumptions on which statements are based and equally are identified by the use of words such as may, will, seeks, anticipates, believes, estimates, expects, projects, forecast, plans, intents, should or similar expressions. Forward-looking statements are not guarantees of future performance, involve risks and uncertainties and actual results may differ materially from those contemplated by these forward-looking statements.

Internap’s filings with the SEC discuss important risk factors that could contribute to such differences or otherwise affect our business results of operation and financial conditions. You should not place any undue reliance on any of these forward-looking statements. Further, any forward-looking statements speak only as to the date on which they are made and the company undertakes no obligations to update such statements for any reason.

Now, let me turn the call back to Jim.

Jim DeBlasio: Thanks, Dorothy. I’m going to go through some prepared remarks and answer some of the questions that have come in with regard to this acquisition, then I’ll turn the call over to Dave Buckel, and Dave will take us through some of the financial elements of the acquisition, and then we’ll open it up for questions as well.

So, as you heard last Thursday, we announced the signing of a definitive agreement to acquire VitalStream, which would evolve our value proposition to provide the most reliable global rich media streaming platforms to our customers. For the last decade, Internap has remained focused on delivering the highest quality performance route control technology to our customers. In the past year we have witnessed the ubiquitous acceptance of complex IP applications, including rich media downloads, real-time applications including streaming audio and video which are rapidly changing the marketplace. Internap continues to be innovative as one of the industry leaders serving this growing segment with our performance IP, FCP and co-location bundled service offerings. Our customers are a testament to the hard work of our team and the continued viability of our technology.

Today, it provides a platform of credibility in the marketplace uniquely positioning us as a trusted advisor in optimizing IP applications. A few years ago, most of us would not have thought about downloading and watching full-length DVD quality movies, watching live streaming sporting events over mobile phones, uploading, storing, sharing information on home videos, or listening to live radio over the web.
This is not unlike 10 years ago, 1996, when Amazon, Yahoo! and eBay were just starting up. Internap’s patented technology and unrivaled SLAs enabled these applications at a time when the internet was a best efforts business grade medium. Today, as companies integrate more critical and complex streaming audio, video, and advertising into their web presence, Internap again needs to be there with a platform to provide an unmatched best-in-class solution.

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This transaction offers Internap a tremendous opportunity to leverage VitalStream’s strength in the CDN market and to create a compelling, competitive alternative with a significantly differentiated product portfolio, sales channel and network scale. It is also an ideal way to participate and benefit from the growth in the online media streaming market.

With our global footprint and VitalStream’s recent expansion into Amsterdam, we gain a solid footprint internationally, as well as the potential to expand VitalStream’s services further into Asia and into Europe. I think we should all be extremely excited as we begin to work together with VitalStream and we continue to drive shareholder value.

So having said that, I would like to take this opportunity to answer some of the questions that all of you have sent in over the last couple of days. One question that came in was what do they do? VitalStream is a provider of CDN technology in a market which is growing over 30 percent a year and a natural extension to Internap’s core IP services. Adding to their attractiveness, they’ve also recently acquired EonStreams ad insertion technology, which leverages its CDN capabilities to address the rapidly-expanding internet advertising market.

This new advertising focus will allow us to up sell to existing customers and prospects. What VitalStream and EonStreams provides is the ability to dynamically insert ad content into streaming media. Internap has several methods of monetizing this new capability. We can license the software to others, we can receive a payment from advertisers to access content providers, and we can create a revenue split with content providers who insert the advertisements, thus providing a funding mechanism to content providers and enabling future growth in streaming media.

And how did we value this company? Another question that came in. Why did we choose to acquire VitalStream’s versus build it ourselves? There are significant costs in time and time to entry, barriers to entry, from building it yourself. VitalStream gave us an immediate access to the fastest growing segment of the internet. The value of VitalStream is a combination of their technology, their people and their unique service offering. Similar to Internap, VitalStream differentiates their services by continuing best-in-class streaming media audio and video with a patent pending ad insertion technology that allows enterprises to monetize their content. We believe that this technology is poised for significant growth in future years. When combined with our high quality scalable network and broad geographic footprint, we provide a platform for growing a service offering on a continued basis.

Under the terms of the transaction, Internap will issue approximately 11.9 million shares of common stock in respect to outstanding VitalStream common shares, which will represent approximately 26 percent of the combined company shares. This is an exchange ratio of .5132 Internap shares for every VitalStream share. In addition, Internap will assume VitalStream’s currently outstanding stock option plan. Based on the closing price of Internap stock on October 11th, 2006, the transaction is valued at an aggregate purchase price of approximately $217 million dollars, and the acquisition is expected to close in the first quarter of 2007.

Another question which came in, what about Akamai and how is this different from what Akamai does? And let me just say that Akamai has been a very good partner for a number of years, and we believe we’ve been a good partner with them as well. We’ve jointly been able to deliver solutions to customers where there is a need for a combined solution of high performance route management, co-location and content delivery. We have just come to find that our customers were demanding this solution of us more and more. Our technical support teams have truly excelled in serving our customers and as a result, our customers want a single point of interaction for all of their network related needs. We believe we can fulfill that role for them. We value the relationship we’ve established with Akamai and hope after this deal closes there will be other areas where we can collaborate to jointly serve our customers.

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Another question, how will our companies be integrated? The integration process will take several months. As I mentioned before, we expect to be closing in the first quarter. There’s a lot to do with the integration plan, and we have to go about this in a very deliberate, methodical fashion to make sure we cover every function throughout the combined corporations, we establish leaders in those integration plans, and then we drive the processes that will serve the combined company best.
With that, I’d like to turn the call over to Dave Buckel and he can take you through some of the financial underpinnings of the deal. Dave?

Dave Buckel: Thanks, Jim. As Jim mentioned, I will discuss the part of the transaction leading up to the definitive agreement. I’ll also talk a little bit about VitalStream and what we need to do to move forward in the future to move this deal from a definitive agreement to close.

VitalStream had reported revenues of $15.9 million and $11.8 million dollars for the six months ended June 30th, 2006 and 2005, respectively, up 60 percent year over year. We expect the deal to be dilutive to 2007 earnings per share as we invest in our sales growth and our product integration, but we expect it will become accretive beginning in 2008 as we work our way through a number of these one-time expenses for the two companies. In addition, we believe this transaction will improve our organic growth rates and margins for the foreseeable future.

Our next step in this transaction is to move from a definitive agreement to the actual close. While we accomplished an impressive achievement last week, we still have significant work ahead of us to close this transaction and move forward as a combined company. As Jim mentioned, on the transaction side, both companies must obtain shareholder approval which involves a number of steps such as filing of a joint proxy statement/Form S-4 registration. We will be working closely with VitalStream on this, and we expect that the transaction can be completed in the first quarter of 2007.

We can now open up the phone for any additional Q&A.

Question: I wanted to know approximately how many new customers do we acquire as a result of the acquisition?

Jim DeBlasio: Hi. Thanks for your question. Right now, Internap has at last report 2,188 customers, and VitalStream has slightly over 800 customers, and we’ll be acquiring those 800 customers that they currently have. Now there’s some overlap, but it is small. It’s not many customers overlapping in terms of the total amount, so we’re going to acquire in the 700s, mid-700s in terms of new customers to our portfolio, and the benefit is being able to sell our products to those new customers, and sell their products to our existing customer base, so you can see that by combining the customer sets, there’s a natural synergy that occurs in just having more products to sell to the customers that you have.

Question: Setting aside the fact that the shareholders of both companies need to vote, are there any other known risks that could scuttle the finalization of the acquisition?

Jim DeBlasio: I’m going to turn that over to Dorothy An to address.

Dorothy An: We signed a definitive agreement which has certain fairly customary conditions to closing, so barring anything out of the ordinary arising from that, we expect that the main gating item should be the shareholder approval process.

Question: I was wondering what this deal is likely to do to our profitability in the next few quarters.

Jim DeBlasio: OK. A very good question. Dave Buckel is going to take us through the profitability question. As he mentioned on Thursday, when we announced the deal, we expect that the deal will be dilutive to earnings in ’07, then become accretive in ’08 to earnings, and Dave can take us through your question as well. Dave?

Dave Buckel: Yes. What we did is we built a very detailed model on the combined companies that we believe is conservative in nature, so you need to be aware that our comments regarding dilutive impact—we think that there will be one-time expenses in this transaction, and that could be such things as severance, facility relocation and other general administrative expenses. Also, we intend to cross sell VitalStream’s product into our customer base and as we do that, we will invest in sales during the next year for future growth, so all that combined is what led us to say it could be dilutive to our earnings per share and then become accretive in ’08. For now what we’re saying, the earnings per share, so it’s a calculation of net income divided by number of shares, could be dilutive because these one-time expenses could not enable our net income to grow enough to match up with the additional number of shares, so that’s what we’re saying for now, and there will be more information in this joint proxy.

Jim DeBlasio: But to answer your question another way, and Dave was absolutely right, but another way to answer it is we have not taken our eye off the focus that has made us successful in this past year of driving through profitability and having profitability as a key goal for this corporation. That has not changed at all, so just to let you know, the acquisition is an extremely positive thing for this company. It positions us in a very good space and should really take this company to the next level. That having been said, with the upside and the potential of this acquisition and what it does for all of us, I see, you know, very good things in 2008, beyond, for this company.

Question: Question for you regarding activities between the sales people at VitalStream and our Internap sales team. Are there any restrictions on direct communication at this point with our counterparts at VitalStream to talk about specific customer opportunities?

Jim DeBlasio: Yes. Until the deal closes, we are two separate companies, and I would say that any interaction with regard to joint marketing or any collaboration with regard to customers, you really need to pass that through our general counsel to make sure that we aren’t in violation of any rules. It gets—the rules are very precise with regard to this. Now, one of the questions that came up earlier, could anything derail the deal? And nothing that we see, but there are always the events that could take place. The deal has not closed. Until you close the deal, it is not final, right? So until that point, we are still two separate companies, and we do not want to influence their behavior in any way that could adversely or positively affect their earnings, and they wouldn’t want to do the same to us. We want to make sure that we—any interaction we have is directly tied back to approval through the GC before we do that.

Question: Reading over, you know, everything (inaudible) VitalStream’s operation, it seems that they have—there’s the CDN portion of their business, there’s the streaming software portion which I believe was (inaudible) was primary customer of, is there any insight—is there any idea at this time as to which part of that business we’re going to (inaudible) is the CDN business more valuable to us than the software side or vice versa, is there any thoughts or insight to that at this time?

Jim DeBlasio: Well, I think all of their—let me repeat the question for those on the phone. I don’t know if all of you heard that. The question was, VitalStream is composed of—comprised, rather, of several businesses, and are any of them more important to us than others in terms of what we want to deliver to our customers? Going forward, I really want to leverage all of the products that VitalStream has in their portfolio of products and meet all the demand that our customers have and capture every single dollar spent that they want to spend in this direction, whereas before we might have been able to capture $2 of $10 spent, $3 of $10 spent, and our sales people are really good at capturing every single dollar they can. Now this opens us up for a greater portion of that spend. We have more products in our portfolio and our bag of tricks to sell people. That’s what I want to do. I want to expand and capture more and more of every dollar that customer is spending, and there are many products that VitalStream has to offer that I think are going to serve us very well in the future and really get us into a real hot space, too. Ad insertion technology, video streaming, you know, that’s where the market’s going, right? And you couple that with our ability to provide—to move bandwidth with the SLAs that we provide, 100 percent uptime, you know, passing traffic along our network, running it through our software, having our NOC manage it. You couple that with their product set, it’s a home run.

Question: Just a quick question regarding Jack Waterman. How do you see his role—I think someone mentioned his role as president when this acquisition takes place?

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Jim DeBlasio: We’d like to work a lot of that out through the integration teams that are taking place. Jack is a very talented individual, and I want to make sure we leverage all of his talents across the combined business in a way that we get the most out of him, and he’s going to be a great partner for me, and you know, I said on the call that there’s a lot of different things that make an acquisition work. There’s technology and then there’s a good cultural fit as well. We have to have both. You know, any acquisition you read about, you know, the integration, when they work it’s not just a match of product sets, it’s a match of people, and if the people part doesn’t work, you know, it’s not going to happen. I spent a lot of time with Jack, and there’s a really nice match of personalities, culture, between Jack and his leadership team and the Internap team, and if that wasn’t good, I wouldn’t care what kind of technology they have, but that is as strong as their product set, and you know, you get a guy like Jack, very talented, knows the industry, he’s an industry veteran. I’m holding myself back from saying all the good things that could come out of this merger of talent here, but I see some really good things coming and I want to make sure that I give Jack every opportunity to make us very successful, and more to come on that, and I want to explore that in the integration team planning.

Question: We’re pretty excited about this. One question we have here is, wondering if there’s any protection in the deal for us if someone should come along and say, “Hey, what a good deal Internap got. Let’s see if we can ((inaudible)).

Jim DeBlasio: There is—it’s called the breakup fee, and it’s a breakup fee of around 3.75 percent of the amount of the deal that we disclosed, the $217 million. If someone were to come in and make a different—another bid, higher amount, break the deal up, we’d get around $8 million dollars or so. With that being said, you know, we’re not doing this deal for the breakup fee. That’s a very nice thing to have as a protection, you know, but that’s not—so I’m just saying, that’s not the reason we’re doing it, but it is good to have that.

Question: Jim, you mentioned us selling to VitalStream’s customers and vice versa once we’ve saturated that market or that any new market segments that we envision that we have not currently ((inaudible)) but will be able to capture ((inaudible)).

Jim DeBlasio: So, the question in the room was, I talked about us selling to VitalStream’s current customer base and then selling their products to ours, once we close the deal, obviously. Are there any other markets we’ll be going after? The answer is yes. So, I see that—we are certainly not confined to our combined 3000 customers, although that’s a pretty nice place to play in, 3000 customers. That’s a critical mass, and they’re customers of size, and as I mentioned, you know, not one of our customers is greater than two percent of our revenue stream, thereabouts, and they have a very good spread of revenue per customer as well. There is a lot of potential to up sell to the customer base, but even with that, beyond the 3000, in terms of who we go after, who comes to us. It puts us in a very nice position to have a broader offering to attract more customers.

OK, everybody, thank you very much for taking the time today to join us. This is a very exciting time for the company. We’re going to, you know, we were just starting to really make some headway in the market and get recognized, all of you get recognized for all the hard work that you do and what you mean to the company. Now we just expanded the field that we play on, and we’ve done it in a way that should make a big difference for us to attract a broader customer set, offer more products to really make a dent in the marketplace. You know, it’s going to take a combined effort from all of us to really make the most out of this opportunity, and I look forward to it. I look forward to the opportunity, the challenge and working with all of you as we take this company to the next level. Thanks, everybody. Take care.

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This transcript contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A variety of factors could cause Internap’s actual results to differ from the anticipated results expressed in such forward-looking statements. The transaction and the achievement of any anticipated benefits from the transaction are subject to significant risks and uncertainties. Many important factors that may affect Internap’s and the combined company’s business, results of operations and financial condition include, but are not limited to, our ability to sustain profitability; the ability to successfully integrate the operations of Internap and VitalStream; our ability to compete against existing and future competitors; pricing pressures; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms or at all; failure of third party suppliers to deliver their products and services on favorable terms or at all; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to protect our intellectual property; claims relating to intellectual property rights; the dilutive effects of our stock price due to outstanding stock options and warrants; future sales of stock; effects of natural disasters or terrorist activity; and volatility of our stock price.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Additional Information Regarding the Transaction

The announcement of the transaction is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company’s common stock. Internap and VitalStream intend to file with the Securities and Exchange Commission (“SEC”) a Joint Proxy Statement/Prospectus as part of a registration statement on Form S-4. In addition, other relevant materials in connection with the proposed transaction will be filed with the SEC. INVESTORS IN INTERNAP AND VITALSTREAM ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIAL WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNAP, VITALSTREAM AND THE TRANSACTION. Any offer of securities will only be made pursuant to the Joint Proxy Statement/Prospectus. The documents will be available without charge on the SEC’s web site at www.sec.gov. A free copy of the final Joint Proxy Statement/Prospectus may also be obtained from Internap by writing to 250 Williams Street, Suite E-100, Atlanta, Georgia 30303, Attention Investor Relations.

In addition, Internap and VitalStream, their respective officers, directors and certain of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Internap and VitalStream in favor of the acquisition. Information about the officers and directors of Internap and their ownership of Internap securities is set forth in the proxy statement for Internap’s 2006 Annual Meeting of Stockholders filed with the SEC on April 26, 2006. Information about the officers and directors of VitalStream and their ownership of VitalStream securities is set forth in the proxy statement for VitalStream’s 2006 Annual Meeting of Stockholders filed with the SEC on June 20, 2006. Investors may obtain more detailed information concerning the participants by reading the Joint Proxy Statement/Prospectus when it is filed with the SEC.